SECURITIES AND EXCHANGE COMMISSION
     WASHINGTON, D.C. 20549
     ____________________


     FORM 8-K
     Current Report Pursuant
     To Section 13 or 15(d) of
     The Securities Exchange Act of 1934
     ____________________

     Date of Report (date of earliest event reported): September 25, 1997

     UStel, INC.
     (Exact name of registrant as specified in its charter)
     ____________________

     Minnesota
     (State or Other Jurisdiction of Incorporation)



    0-24098                                            95-3928988
(Commission File Number)                             (IRS Employer
                                           Identification of Incorporation)







6167 Bristol Parkway, Suite 300, Culver City, CA 90230, (310) 645-1770 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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     INFORMATION TO BE INCLUDED IN REPORT


ITEM 2 - Acquisition or Disposition of Assets

     On September 25, 1997, UStel, Inc., a Minnesota corporation ("UStel"), entered into an agreement for merger (the "Merger Agreement") by and among UStel, Arcada Acquisition Corp., a California corporation and wholly-owned subsidiary of UStel and S.V.V. Sales, Inc., a Washington corporation, dba Arcada Communications ("Arcada") pursuant to which Arcada Acquisition Corp. will be merged with and into Arcada which will be the surviving entity in the merger and a wholly-owned subsidiary of UStel. The merger consideration consists of 2,100,000 shares of UStel Common Stock, $5 million in cash and $1,500,000 in Convertible Subordinated Debentures. Pursuant to the Merger Agreement, $590,500 of outstanding Arcada shareholder loans will be exchanged for a like amount of Convertible Debentures. The number of shares of UStel Common Stock issuable upon consummation of the merger (the "Closing") is subject to adjustment as follows: If the Average Price as below defined of UStel Common Stock is less than $3.00 per share but greater than or equal to $2.50 per share, then the aggregage number of UStel shares of Common Stock issuable at the Closing shall be increased by 420,000 shares; if less than $2.50 per share but greater than or equal to $2.00 per share, then the aggreage number of shares of UStel Common Stock issuable at the Closing shall be increased by 1,050.000 shares; if less than $2.00 per share but greater than or equal to $1.50 per share, then the aggrate number of shares of UStel Common Stock issuable at the Closing shall be increased by 2,100,000 shares, and; if less than $1.50 per share but greater than or equal to $1.00 per share, then the aggregate number of shares of UStel Common Stock issuable at the Closing shall be increased by 4,200,000 shares. The Average Price is calculated by dividing (A) the sum of (i) the five day trading average Closing price of the UStel Common Stock for the five day period beginning on the date of public announcement of the signing of the agreement for merger;
(ii) the five day trading average Closing price of the UStel Common Stock for the five day period ending on the second to last trading date prior to Closing; and (iii) the Interim Period Average, by (B) three. The Interim Period Average is calculated by dividing the sum of the Closing prices of the UStel Common Stock on every trading day from and including September 25, 1997 through and including the second to last trading day prior to Closing, by the number of trading days in such period.

     Arcada is currently engaged in the provision of long-distance voice and data telecommunication services in 17 states. Arcada also resells cellular air time and cellular long distance telecommunications services. Frank Bonadio, currently the chief executive officer, director and a principal shareholder of Arcada will, upon the Closing, become the president, chief operating officer and a director of UStel pursuant to an employment contract which will provide for a base salary of $150,000 per year plus options to purchase 100,000 shares of UStel Common Stock. The source of the $5 million cash portion of the merger consideration is expected to be raised by UStel in a private placement by Sutro and Company. The shareholders of Arcada who will be receiving the merger consideration are Keith Leppaluto, Frank Bonadio and Tuck Jue. UStel intends to utilize the Arcada switching network. The Arcada switches were used for routing telephone calls and other telecommunications messages and will be used for the same purpose by UStel.

ITEM 7 - Financial Statements and Exhibits

     (a)     Financial Statements of Business Acquired.

     It is impracticable to provide the required financial statements for Arcada. Accordingly UStel intends to file such financial statements in an amendment to this Form 8-K within 60 days of the date this 8-K is must be filed.

     (b)     Pro forma Financial Information.

     It is impracticable to provide the required Pro forma financial information. Accordingly UStel intends to file such required Pro forma financial information as an amendment to this Form 8-K within 60 days of the date that this Form 8-K must be filed.

     (c)     Exhibits.

          There is attached hereto the following exhibits:



                     Exhibits


Exhibit No.          Description of Exhibits

     2            Agreement for Merger by and among
                  UStel, Inc., Arcada Acquisition
                  Corp.,  and S.V.V. Sales, Inc., dba
                  Arcada Communications, Inc., dated
                  September 25, 1997




SIGNATURES:

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         UStel, Inc.

                                         By:    /s/ Robert L.B. Diener

                                  (Print name and title of signing officer)

                                              Robert L.B. Diener,
                                              Chief Executive Officer


                                          Dated:   October 6, 1997
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